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                                                                    Exhibit 16.1

                              Deloitte & Touche LLP
                                185 Asylum Street
                             Hartford, CT 06103-3402

August 6, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madam:

We have read Item 4 of EDAC Technologies Corporation's Form 8-K dated August 5, 2003, and have the following comments:

        1. We agree with the statements made in the first, second, third, fourth and sixth paragraphs.

        2. We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/s/Deloitte & Touche LLP